Exhibit 10.22

EXECUTION

PROTOX THERAPEUTICS INC.

1210-885 West Georgia Street

Vancouver, BC Canada V6C

November 19, 2010

Warburg Pincus Private Equity X, L.P.

Warburg Pincus X Partners, L.P.

c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

Attention:	Jonathan Leff
Managing Director

Re:    Priority of Indemnification Obligations

Ladies and Gentlemen:

Reference is made to that certain Investment Agreement, dated as of September 28, 2010 (as the same may be amended from time to time, the “Investment Agreement”); by and among Protox Therapeutics Inc., a British Columbia corporation (the “Company”) and you and to the several indemnification agreements, dated as of the date hereof, by and between the Company and certain individuals who have agreed to serve as directors of the Company (each a “Purchaser Designee”) (as such indemnification agreements may be amended from time to time and including any additional agreement or documents providing for indemnification of any Purchaser Designees by the Company that may exist in the future, collectively, the “Indemnification Agreements”). All initially capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indemnification Agreements or the Investment Agreement, as applicable.

The Company hereby acknowledges that, in addition to the rights provided to the Purchaser Designees pursuant to the Indemnification Agreements and the Articles of the Company (the “Articles”) (as beneficiaries of such rights, each Purchaser Designee is herein referred to as a “WP Director Indemnitee”), the WP Director Indemnitees may have certain rights to indemnification and/or advancement of expenses provided by, and/or insurance obtained by, Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and/or certain of their affiliates, whether now or in the future (collectively, the “Fund Indemnitors”, and the “Fund Indemnity Rights”). Notwithstanding anything to the contrary in any of the Indemnification Agreements or the Investment Agreement, the Company hereby agrees that, with respect to its indemnification and advancement obligations to the WP Director Indemnitees under the Indemnification Agreements, the Articles, or otherwise, the Company (i) is the indemnitor of first resort (i.e., its obligations to indemnify the WP Director Indemnitees are primary and any obligation of the Fund Indemnitors or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any of the WP Director

Indemnitees is secondary and excess), (ii) shall be required to advance the full amount of Expenses incurred by each WP Director Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement by each WP Director Indemnitee or on his or her behalf to the extent legally permitted and as required by the Articles and the Indemnification Agreements, without regard to the Fund Indemnity Rights; and (iii) irrevocably waives, relinquishes and releases the Fund Indemnitors and their insurers from any and all claims against the Fund Indemnitors or their insurers to enforce the Fund Indemnity’ Rights by way of subrogation, or otherwise. In furtherance and not in limitation of the. foregoing, the Company agrees that in the event that any Fund Indemnitor or its insurer should advance any expenses or make any payment to a WP Director Indemnitee for matters subject to advancement or indemnification by the Company pursuant to an Indemnification Agreement, the Articles or otherwise, the Company shall promptly reimburse such Fund Indemnitor or such insurer and that such Fund Indemnitor or such insurer shall be subrogated to all of the claims or rights of such WP Director Indemnitee under the Indemnification Agreements, the Articles or otherwise including to the payment of expenses in an action to collect. The Company agrees that any Fund Indemnitor or its insurer not a party hereto shall be an express third party beneficiary of this letter agreement, able to enforce such letter agreement according to its terms. Nothing contained in the Indemnification Agreements is intended to limit the scope of this letter agreement or the rights of the Fund Indemnitors or their insurers hereunder.

Except as otherwise provided herein, this letter agreement contains the entire agreement between the parties hereto on the subject hereof, and this letter agreement may not be changed, amended, modified, or altered, except by written agreement signed by all the parties hereto. The parties hereto acknowledge that this letter agreement was drafted jointly by the parties, and its terms shall not be construed against any party.

This letter agreement may be executed and delivered (including, without limitation, by facsimile transmission) in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

The parties hereto agree that this letter agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the Federal laws of Canada applicable therein without giving effect to applicable principles of conflicts of law to the extent that the application of another jurisdiction would be required thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY PROTOX THERAPEUTICS INC.

By:	/s/ John Parkinson
Name: John Parkinson Title: CFO

If you are in agreement with the terms set forth above, please sign this letter agreement in the space provided below and return an executed copy to the undersigned.

Very truly yours, COMPANY PROTOX THERAPEUTICS INC.

By:
Name: Title:

AGREED AND ACKNOWLEDGE

AS OF THE DATE FIRST SET FORTH ABOVE

WARBURG PINCUS PRIVATE EQUITY X, L.P.

    By: Warburg Pincus X. L.P., its General Partner

        By: Warburg Pincus X LLC, its General Partner

            By: Warburg Pincus Partners LLC, its Sole Member

                By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jonathan Leff
Name: Jonathan Leff Title: Partner

WARBURG PINCUS X PARTNERS, L.P.

    By: Warburg Pincus X. L.P., its General Partner

        By: Warburg Pincus X LLC, its General Partner

            By: Warburg Pincus Partners LLC, its Sole Member

                By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jonathan Leff
Name: Jonathan Leff Title: Partner